As filed with the Securities and Exchange Commission on September 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	26-1911571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 First American Way

Santa Ana, California 92707-5913

(714) 250-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa W. Cornehl

Senior Vice President, Chief Legal Officer and Secretary

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

(714) 250-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Douglass M. Rayburn

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue

Dallas, Texas 75201

(214) 698-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Debt securities

First American Financial Corporation may offer and sell debt securities from time to time, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of offering. We will provide the specific terms of any debt securities we offer for sale in supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you purchase any of our debt securities. This prospectus may not be used to offer or sell debt securities unless accompanied by a prospectus supplement.

We may offer and sell the debt securities directly to you, through agents we select, or through underwriters or dealers we select. The prospectus supplement for each offering of debt securities will describe the plan of distribution for that offering.

Investing in our securities involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of the prospectus is September 19, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of that offering. The prospectus supplement and, if necessary, the pricing supplement, may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus, the applicable prospectus supplement and any related pricing supplement or free writing prospectus, together with the additional information incorporated by reference in this prospectus described below under “Incorporation by Reference” before making an investment in our debt securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or in any related pricing supplement or free writing prospectus filed by us with the SEC. We have not authorized, and any applicable underwriters have or will not authorize, any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities offered hereunder, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The prospectus supplement and, if necessary, the pricing supplement or free writing prospectus, will describe: the terms of the debt securities offered, any initial public offering price, the price paid to us for the debt securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the debt securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the debt securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents.

In this prospectus, we use the terms the “company,” the “registrant,” “First American,” “we,” “us” and “our” to refer to First American Financial Corporation and our consolidated subsidiaries.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation:

•	interest rate fluctuations;

•	changes in conditions of the real estate markets;

•	volatility in the capital markets;

•	unfavorable economic conditions;

•	impairments in the company’s goodwill or other intangible assets;

•	failures at financial institutions where the company deposits funds;

•	regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws;

•	heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses;

•	regulation of title insurance rates;

•	limitations on access to public records and other data;

•	climate change, health crises, terrorist attacks, severe weather conditions and other catastrophe events;

•	changes in relationships with large mortgage lenders and government-sponsored enterprises;

•	changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus;

•	losses in the company’s investment portfolio or venture investment portfolio;

•	material variance between actual and expected claims experience;

•	defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents;

•	any inadequacy in the company’s risk management framework or use of models;

•	systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures;

•	innovation efforts of the company and other industry participants and any related market disruption;

•	errors and fraud involving the transfer of funds;

•	failures to recruit and retain qualified employees;

•	the company’s use of a global workforce;

•	inability of the company to fulfill parent company obligations and/or pay dividends;

•	inability to realize anticipated synergies or produce returns that justify investment in acquired businesses;

•	a reduction in the deposits at the company’s federal savings bank subsidiary;

•	claims of infringement or inability to adequately protect the company’s intellectual property; and

•	other factors described in our reports that are incorporated by reference in this prospectus, including under the caption “Risk Factors.”

The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, at www.sec.gov.

We also post our SEC filings on our website at www.firstam.com. Information contained on our website is not intended to be incorporated by reference in this prospectus, and you should not consider that information part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

It is important for you to analyze the information in this prospectus, any applicable prospectus supplement, the registration statement and the exhibits to the registration statement, and additional information described under the heading “Incorporation by Reference” below before you make your investment decision.

OTHER DISCLOSURES

During the third quarter of 2024, we initiated a strategic investment portfolio rebalancing project. In connection with this rebalancing project, we sold certain debt securities in an unrealized loss position, for which we will record a pre-tax realized investment loss of $342 million during the third quarter of 2024.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information in documents we file with it, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 21, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed on April 1, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, filed on April 26, 2024, and June 30, 2024, filed on July 26, 2024; and

•	our Current Reports on Form 8-K, filed on January 12, 2024, May 28, 2024, and September 10, 2024.

We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus but prior to the termination of any offering of securities made by this prospectus. Information in this prospectus and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with, the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus. Unless specifically stated to the contrary, none of the information we disclose under items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:.

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

Attention: Secretary

(714) 250-3000

You should read the information in this prospectus and any applicable prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

OUR COMPANY

We, through our subsidiaries, are engaged in the business of providing title insurance, settlement services and other financial services and risk solutions through our title insurance and services segment and our home warranty segment. The title insurance and services segment provides title insurance, closing and/or escrow services and similar or related services domestically and internationally in connection with residential and commercial real estate transactions. The segment also provides products, services and solutions that are designed to mitigate risk in, or otherwise facilitate, real estate transactions. Many of these products, services and solutions involve the use of real property-related data, including data derived from our proprietary databases. In addition, the segment provides banking, trust, warehouse lending, mortgage subservicing and wealth management services. The home warranty segment sells home warranty products. Our corporate segment consists of certain financing facilities, our venture investment portfolio, operating results related to our property and casualty insurance business, which no longer sells policies or has policies in force, and certain corporate services that support our business operations. The substantial majority of our business is dependent upon activity in the real estate and mortgage markets.

Our strategy is to profitably grow our core title insurance and settlement services business, expand our data advantage to strengthen our core business and pursue growth opportunities, and manage and actively invest in complementary businesses where we have a strategic advantage. We are focused on continued improvement of our customers’ experience with our products, services and solutions, including through the digital transformation of our offerings, and on enhancing our services offered to our customers. In an effort to speed the delivery of our products, increase efficiency, improve quality, improve the customer experience and decrease risk, we are utilizing innovative technologies, processes and techniques in the production and delivery of our products and services. These efforts include streamlining the title and closing processes by converting certain manual processes into automated ones. Part of our growth strategy involves acquiring companies that expand our market share, enhance our data capabilities, provide us with technological capabilities or complement our businesses. We remain committed to efficiently managing our business to market conditions throughout business cycles and to deploying our capital to maximize stockholder returns.

We trace our heritage back to 1889. On June 1, 2010, our common stock was listed on the New York Stock Exchange under the ticker symbol “FAF.”

Our executive offices are located at 1 First American Way, Santa Ana, California 92707-5913. Our telephone number is (714) 250-3000. Our website is www.firstam.com. Information contained on or connected to our website is not a prospectus, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

RISK FACTORS

Investing in our debt securities involves risk. Please see the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, our Quarterly Report on Form 10-Q for the three months ended June 30, 2024 and in the other documents incorporated by reference into this prospectus (see “Incorporation by Reference”), as may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. You should carefully consider these risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before making an investment decision. We face risks other than those described in the aforementioned reports, including those that are unknown to us and others of which we may be aware but, at present, consider immaterial. Because of those risk factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities offered hereunder for general corporate purposes, including, among other possible uses, acquisitions, funding for working capital, the repayment or repurchase of short-term or long-term debt or lease obligations, repurchase of our capital stock and other capital expenditures. We may also use the net proceeds for temporary investments until we need them for general corporate purposes.

DESCRIPTION OF THE DEBT SECURITIES

This “Description of the Debt Securities” section contains a summary description of the debt securities that First American Financial Corporation may offer and sell from time to time. This summary description is not meant to be a complete description of the debt securities. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the debt securities being offered.

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that First American Financial Corporation may issue from time to time. We may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under the Indenture, dated as of January 24, 2013, between First American Financial Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general terms and provisions described below may apply to such debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement of which this prospectus is a part. Reference is made to the applicable prospectus supplement for the following terms of the debt securities of each series (if applicable):

•	title and aggregate principal amount;

•	any applicable subordination provisions for any subordinated debt securities;

•	whether the securities will be secured or unsecured;

•	the guarantors, if any, and the terms of any guarantees (including provisions relating to seniority, subordination, security and release of any guarantees);

•	whether the debt securities are exchangeable for other securities;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	issue and maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue;

•	dates on which interest will be payable and record dates for the determination of the holders to which interest will be payable on such payment dates;

•	the places where payments on the debt securities will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•

any other terms of the debt securities of such series and guarantees thereof, if any (which terms are not inconsistent with the provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture with respect the debt securities of such series and guarantees thereof, if any).

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture is, and the debt securities will be, construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers; or

•	through a combination of any of the foregoing methods of sale.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge debt securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned debt securities or, in an event of default in the case of a pledge, sell the pledged debt securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement. We may indemnify underwriters, dealers, agents or direct purchasers against certain liabilities, including liabilities under the Securities Act. Such underwriters, dealers, agents or direct purchasers may also be entitled to contribution with respect to payments they may be required to make in respect of those liabilities. Our underwriters, dealers, agents or direct purchasers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the securities being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated.

Type	Amount
SEC registration fee	$		*
Trustee fees		*	*
Printing expenses		*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Miscellaneous		*	*

Total	$	*	*

*

Deferred pursuant to Rule 456(b) of the Securities Act and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**

The estimated amounts of fees and expenses to be incurred in connection with any offering of debt securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law, or DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. First American’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director.

First American’s bylaws provide that First American shall indemnify any of its directors or officers who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of First American. First American’s bylaws also provide for the advancement to directors and officers of expenses incurred in defending any proceeding in advance of its final disposition. First American is authorized to carry insurance protecting First American and any director, officer, employee or agent of First American or another corporation or organization against any expense, liability or loss, whether or not First American would have the power to indemnify the person.

The provisions of First American’s certificate of incorporation and bylaws that limit liability and provide for indemnification and advancement of expenses may discourage stockholders from bringing a lawsuit against directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit First American and its stockholders. In addition, First American’s common stock may be adversely affected to the extent First American pays the costs of settlement and damage awards pursuant to these indemnification provisions.

The bylaws also provide that the rights to indemnification and to the advancement of expenses provided for in the bylaws shall not be exclusive of any other right which any person may have or acquire and that any repeal or modification of the bylaws’ indemnification provisions shall be prospective only and shall not adversely affect the rights of any director or officer in effect at the time of any act or omission occurring prior to such repeal or modification.

In addition to the above, First American may enter into one or more agreements with any person to provide for indemnification greater or different than that which is provided for in the certificate of incorporation or the bylaws.

Item 16. Exhibits.

Set forth below are the exhibits included as part of this Registration Statement.

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to the securities offered by this registration statement.*

3.1	Amended and Restated Certificate of Incorporation of First American Financial Corporation dated May 28, 2010 (incorporated by reference herein to Exhibit 3.1 to the Current Report on Form 8-K filed June 1, 2010).

3.2	Bylaws of First American Financial Corporation, amended and restated effective as of November 7, 2023 (incorporated by reference herein to Exhibit 3.1 to the Current Report on Form 8-K filed November 9, 2023).

4.1	Indenture, dated as of January 24, 2013, between First American Financial Corporation and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.1 to the Form S-3ASR filed January 24, 2013).

4.2	Second Supplemental Indenture, dated as of November 10, 2014, between First American Financial Corporation and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.2 to the Current Report on Form 8-K filed November 10, 2014).

4.3	Third Supplemental Indenture, dated as of May 15, 2020, between First American Financial Corporation and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.2 to the Current Report on Form 8-K filed May 15, 2020).

4.4	Fourth Supplemental Indenture, dated as of August 3, 2021, between First American Financial Corporation and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.2 to the Current Report on Form 8-K filed August 3, 2021).

5.1	Opinion of Gibson, Dunn & Crutcher LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).

24.1	Power of Attorney (Included on the signature pages herewith).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, on Form T-1 (filed herewith).

107	Filing fee table (filed herewith).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on September 19, 2024.

FIRST AMERICAN FINANCIAL CORPORATION

By:	/s/ Kenneth D. DeGiorgio
Name:	Kenneth D. DeGiorgio
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth D. DeGiorgio, Lisa W. Cornehl and Stacy S. Rust acting severally, as his or her attorney-in-fact and agent, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to do and perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kenneth D. DeGiorgio Kenneth D. DeGiorgio	Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2024

/s/ Mark E. Seaton Mark E. Seaton	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 19, 2024

/s/ Steven A. Adams Steven A. Adams	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	September 19, 2024

/s/ Dennis J. Gilmore Dennis J. Gilmore	Chairman of the Board of Directors	September 19, 2024

/s/ Dr. James L. Doti Dr. James L. Doti	Director	September 19, 2024

Name	Title	Date

/s/ Reginald H. Gilyard Reginald H. Gilyard	Director	September 19, 2024

/s/ Parker S. Kennedy Parker S. Kennedy	Director	September 19, 2024

/s/ Margaret M. McCarthy Margaret M. McCarthy	Director	September 19, 2024

/s/ Michael D. McKee Michael D. McKee	Director	September 19, 2024

/s/ Mark C. Oman Mark C. Oman	Director	September 19, 2024

/s/ Marsha A Spence Marsha A Spence	Director	September 19, 2024

/s/ Martha B. Wyrsch Martha B. Wyrsch	Director	September 19, 2024

/s/ Deborah L. Wahl Deborah L. Wahl	Director	September 19, 2024